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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


                                   FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 28, 2000

                            Alteon WebSystems, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

       000-27247                                           77-0429769
(Commission File No.)                          (IRS Employer Identification No.)

                            50 Great Oaks Boulevard
                              San Jose, CA  95119
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code: (408) 360-5500

                             ____________________

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Item 5.  Other Events

     On August 28, 2000, Alteon WebSystems, Inc. ("Alteon") announced a definitive agreement to acquire Bluetail AB, a Swedish-based, privately-held Internet startup ("Bluetail") for approximately US $152 million in a stock-for-stock shareholder exchange. Bluetail's core technology, a software-processing engine, identifies different types of Web traffic and processes the traffic based on individual customer policies and application type. Alteon plans to incorporate Bluetail's software into new Webworking applications developed for Alteon's integrated ServiceDirector platform.

     Alteon's press release, dated August 28, 2000, titled "Alteon WebSystems to Acquire Bluetail for $152 Million" is attached hereto as Exhibit 99.1.

     On August 29, 2000, Nortel Networks ("Nortel") and Alteon announced the early termination on August 28, 2000, of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the acquisition of Alteon by Nortel.

     Nortel's press release, dated August 29, 2000, titled "Nortel Networks, Alteon WebSystems Announce Early Termination Of Hart-Scott-Rodino Waiting Period in Connection With Acquisition" is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

     Exhibit
     Number              Description
     --------------      --------------------------------------------------
     99.1                Press Release titled "Alteon WebSystems to Acquire
                         Bluetail for $152 Million" dated August 28, 2000.

     99.2 Press Release titled "Nortel Networks, Alteon WebSystems Announce Early Termination Of Hart-Scott-Rodino Waiting Period in Connection With Acquisition" dated August 29, 2000.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ALTEON WEBSYSTEMS, INC.


Dated:  August 31, 2000            By: /s/ James G. Burke
                                      ------------------------------------------
                                           James G. Burke
                                           Chief Financial Officer and Secretary